SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 4, 2005

BROADWING CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-30989	52-2041343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046-9400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (443) 259-4000

CORVIS CORPORATION

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective May 4, 2005, John McLeod, age 47, was named Chief Operating Officer of the Company.

Mr. McLeod joined the Company as Senior Vice President of Network Operations in June, 2003. From 2000 to 2003, Mr. McLeod served in a number of positions at Metromedia Fiber Network, Inc., including as Senior Vice President of Operations, Vice President and General Manager, Vice President of Market Development and Customer Acquisition and Vice President of Marketing.

Mr. McLeod will enter into an employment agreement with the Company. Under that agreement, Mr. McLeod is to receive a base salary of $315,000, subject to increase at the discretion of the Company’s Board of Directors, and a bonus of up to 70% of his base salary. Mr. McLeod will also receive two restricted stock grants, one grant of 60,000 shares and one grant of 50,000 shares, of the Company’s Common Stock. These grants vest over four (4) years pursuant to the Broadwing Corporation 2000 Long Term Incentive Plan. Mr. McLeod’s employment agreement provides that in the event of a change of control he will receive a lump sum payment of twenty- four (24) month’s base salary and twenty-four (24) month’s continuation of medical benefits if he is terminated other than for cause or he resigns for good reason as defined in his agreement. Mr. McLeod’s employment agreement provides for a lump sum payment of twelve (12) month’s base salary and twelve (12) month’s continuation of medical benefits in the event he is terminated other than for cause or he resigns for good reason as defined by the agreement. In either instance, Mr. McLeod’s agreement provides twelve (12) month’s accelerated vesting for outstanding restricted stock and option grants and, in the case of the 50,000 share grant of restricted stock, full vesting in the event he is terminated other than for cause or he resigns for good reason as defined by the agreement.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The Board of Directors of the Company has approved an amendment to the Company’s Bylaws, effective as of May 16, 2005, to accomplish the following:

•	require that a stockholder include, in any notice of a proposal or nomination for an annual meeting, a statement as to whether the stockholder plans to deliver or solicit proxies from other stockholders;

•	state that shares represented by a “broker non-vote” with respect to a matter to be voted upon shall not be treated as present for purposes of determining the number of votes required to approve or disapprove that matter;

•	set the authorized number of directors of the Company to five (5);

•	remove a provision which stated that the Chairman of the Board would be Chief Executive Officer in the absence of a Chief Executive Officer;

•	add a severability clause to the indemnification provisions contained in the Bylaws providing that the relevant indemnity provisions would not be affected or impaired and would be construed to give effect to the intent of those provisions if any other provisions were to be held invalid, illegal or unenforceable for any reason; and

•	make numerous other typographical and consistency alterations.

A full copy of the amended Bylaws is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amended Bylaws of the Company

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BROADWING CORPORATION

Date: May 6, 2005	/s/ Lynn D. Anderson
Lynn D. Anderson
Senior Vice President and
Chief Financial Officer